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                                                                    EXHIBIT 10.3


                         EXECUTIVE SECURITIES PURCHASE
                           AND EMPLOYMENT AGREEMENT
                        ------------------------------


          THIS EXECUTIVE SECURITIES PURCHASE AND EMPLOYMENT AGREEMENT (this "Agreement") is made as of September 30, 1996, among BrightView Communications Group, Inc., a Delaware corporation ("BrightView"), Petersen Holdings, L.L.C., a Delaware limited liability company ("Holding LLC"), and Petersen Publishing Company, L.L.C., a Delaware limited liability company ("Operating LLC"), and D. Claeys Bahrenburg ("Executive"). BrightView, Holding LLC and Operating LLC are sometimes referred to collectively herein as the "Companies".

          BrightView is the sole managing member of Holding LLC, and Holding LLC and BrightView own all of the membership interests of Operating LLC.

          The Companies and Executive desire to enter into an agreement pursuant to which Executive shall purchase (i) 20 shares of BrightView's Class A Common Stock, par value $.01 per share (the "Common Stock"), (ii) 7,350.708 of Holding LLC's Class A Common Units (the "Class A Common Units"), 625 of Holding LLC's Class B Common Units (the "Class B Common Units") and 625 of Holding LLC's Class C Common Units (the "Class C Common Units") (in each case as defined in the Holding LLC Agreement) (collectively, the "Common Units") and (iii) 2,200 of Holding LLC's Preferred Units (as defined in the Holding LLC Agreement) (the "Preferred Units"). Executive separately purchased pursuant to a Securities Purchase Agreement, dated as of the date hereof (the "Securities Purchase Agreement"), by and among BrightView, Holding LLC, Executive and certain other Persons, (i) 10 shares of BrightView's Common Stock, (ii) 1,100 of Holding LLC's Class A Common Units and (iii) 1,100 of Holding LLC's Preferred Units. All of such shares of Common Stock, Common Units and Preferred Units and all shares of stock and all other equity interests in BrightView or Holding LLC hereafter acquired by Executive are referred to herein as "Executive Securities." Certain definitions are set forth in Section 17 of this Agreement.

          The execution and delivery of this Agreement by the Companies and Executive is a condition under a Securities Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), by and among BrightView, Holding LLC, Petersen Investment Corp., a Delaware corporation ("PIC"), and certain other Persons (the "Investors") to the purchase by the Investors of certain securities of BrightView, Holding LLC and/or PIC.
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          The parties hereto agree as follows:

     PART I. PURCHASE OF EXECUTIVE SECURITIES

          1. Purchase and Sale of Executive Securities.

          (a) Upon execution of this Agreement, (i) Executive shall purchase from BrightView, and BrightView shall sell to Executive, 20 shares of Common Stock at a price of $500 per share (ii) Executive shall purchase from Holding LLC, and Holding LLC shall sell to Executive, 2,200 Class A Common Units at a price of $4.50 per Class A Common Unit and 2,200 Preferred Units at a price of $445.50 per Preferred Unit. BrightView and Holding LLC, as applicable, shall deliver to Executive a copy of, and a receipt for, the certificate representing such shares of Common Stock, and Executive shall deliver (i) to BrightView, (A) a promissory note in the form of Annex A attached hereto in an aggregate principal amount of $8,000.00 and (B) a promissory note in the form of Annex B attached hereto in an aggregate principal amount of $2,000.00, and (ii) to Holding LLC, (A) a promissory note in the form of Annex A attached hereto in an aggregate principal amount of $792,000.00 and (B) a promissory note in the form of Annex B attached hereto in an aggregate principal amount of $198,000 (such promissory notes, together with the promissory notes referred to in clause (i), the "Executive Notes"). The Executive Securities purchased pursuant to this
Section 1(a), and any Executive Securities issued in respect of such Executive Securities, whether by way of a stock split, stock dividend, other recapitalization or similar transaction, or in exchange for such Securities pursuant to Article IV of the Securityholders Agreement, are referred to collectively herein as "Nonvesting Executive Securities."

          (b) Upon execution of this Agreement, Executive shall purchase from Holding LLC, and Holding LLC shall sell to Executive, for no additional consideration 5,150.708 Class A Common Units, 625 Class B Common Units and 625 Class C Common Units. BrightView shall deliver to Executive a copy of, and a receipt for, the certificate representing such shares of Common Stock. The Executive Securities purchased pursuant to this Section 1(b), and any Executive Securities issued in respect of such Executive Securities, whether by way of a stock split, stock dividend, other recapitalization or similar transaction, or in exchange for such Securities pursuant to Article IV of the Securityholders Agreement, are referred to collectively herein as "Vesting Executive Securities."

          (c) Executive's obligations under the Executive Notes shall be secured by a pledge of all of the Executive Securities. In connection therewith, Executive shall enter into a pledge agreement with BrightView and Holding LLC in the form of Annex C attached hereto. BrightView, individually and in its capacity as managing member of Holding LLC, shall hold each certificate representing the Executive Securities until the Executive Securities represented by such certificate are released from the pledge to BrightView and Holding LLC shall hold each certificate, if any, representing the Common Units and Preferred Units purchased hereunder until the Executive Securities represented by such certificate, if any, are released from the pledge to BrightView and Holding LLC.

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          (d) Within 30 days after Executive purchases the Vesting Executive
Securities, Executive shall make an effective election with respect to such Executive Securities with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder in the form of Annex D attached hereto.

          (e) In connection with the purchase and sale of the Executive Securities hereunder, Executive represents and warrants to BrightView and Holding LLC that:

               (i) The Executive Securities to be acquired by Executive pursuant to this Agreement shall be acquired for Executive's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Executive Securities shall not be disposed of in contravention of the Securities Act or any applicable state securities laws.

               (ii) Executive is an executive officer of BrightView, Holding LLC or one of their Subsidiaries, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Securities.

               (iii) Executive is able to bear the economic risk of his investment in the Executive Securities for an indefinite period of time because the Executive Securities have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

               (iv) Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Executive Securities and has had full access to such other information concerning the Companies as he has requested. Executive has reviewed, or has had an opportunity to review, a copy of the Asset Purchase Agreement, dated as of August 15, 1996, between BrightView and Petersen Publishing Company ("Seller"), as amended (which agreement in part has been assigned to and assumed by Operating LLC and Holding LLC), pursuant to which Operating LLC acquired substantially all of the assets of Seller, and Executive is familiar with the transactions contemplated thereby. Executive has also reviewed, or has had an opportunity to review, the following documents: (A) BrightView's Certificate of Incorporation and Bylaws, (B) the Limited Liability Company Agreement of Holding LLC dated as of September 30, 1996, (C) the Limited Liability Company Agreement of Operating LLC, (D) the loan agreements, notes and related documents with BrightView's senior and subordinated lender; and (E) Holding LLC's consolidated pro forma balance sheet dated as of August 31, 1996. Except as expressly set forth herein, none of the Companies makes any representations or warranties regarding the Executive Securities, Executive's investment in the Companies or otherwise as to the financial condition, assets, liabilities, business or prospects of any of the Companies and all of such representations and warranties are hereby disclaimed.

               (v) This Agreement constitutes the legal, valid and binding obligation of Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, violate or

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     cause a breach of any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject.

          (f) As an inducement to BrightView and Holding LLC to issue the Executive Securities to Executive, and as a condition thereto, Executive acknowledges and agrees that:

               (i) neither the issuance of the Executive Securities to Executive nor any provision contained herein shall entitle Executive to remain in the employment of Holding LLC and its Subsidiaries or affect the right of Holding LLC or any of its Subsidiaries to terminate Executive's employment at any time subject to the terms of this Agreement; and

               (ii) neither BrightView, Holding LLC nor Operating LLC shall have any duty or obligation to disclose to Executive, and Executive shall have no right to be advised of, any material information regarding BrightView, Holding LLC, Operating LLC or any of their respective Subsidiaries at any time prior to, upon or in connection with the repurchase of Unvested Securities.

          (g) The Companies and Executive acknowledge and agree that this Agreement has been executed and delivered, and the Executive Securities have been issued hereunder, in connection with and as a part of the compensation and incentive arrangements between the Companies and Executive.

          2. Vesting of Executive Securities.

          (a) Except as otherwise provided in Section 2(b) below, the Vesting Executive Securities shall become vested in accordance with the following schedule, if as of each such anniversary date Executive is employed by BrightView or any of its Subsidiaries:

                                                          Cumulative
                                                Percentage of Vesting Executive
          Anniversary Date                              Securities Vested
          ----------------                      -------------------------------

          September 30, 1997                                     20%
          September 30, 1998                                     40%
          September 30, 1999                                     60%
          September 30, 2000                                     80%
          September 30, 2001                                    100%

          (b) If Executive ceases to be employed by the Operating LLC and its Subsidiaries on any date other than any anniversary date prior to September 30, 2001, the cumulative percentage of Vesting Executive Securities to become vested shall be determined on a pro rata basis according to the number of days elapsed since the prior anniversary date. If Executive is employed by the Operating LLC upon the occurrence of a Sale of the Company or a Qualified IPO, all shares of Vesting Executive Securities which have not yet become vested shall become vested at the time of such event. The Vesting Executive Securities which have become vested and the Executive

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Securities which are not Vesting Executive Securities are collectively referred to herein as the "Vested Securities," and Vesting Executive Securities which have not become vested are referred to herein as the "Unvested Securities."

          3. Repurchase Option.

          (a) In the event Executive's employment is terminated by Holding LLC and its Subsidiaries for Cause or by Executive without Good Reason, the Companies or any of their Subsidiaries may repurchase all or any portion of the Executive Securities (whether held by Executive or one or more of Executive's direct or indirect transferees) pursuant to the terms and conditions set forth in this Section 3 (the "Repurchase Option") by delivering written notice thereof (a "Repurchase Notice") to Executive not later than 90 days after the date of such termination. Each of the Companies and their respective Subsidiaries which elects to purchase Executive Securities pursuant to the Repurchase Option is referred to as a "Repurchasing Company" and all such persons are referred to collectively as the "Repurchasing Companies". The Repurchasing Companies may elect (i) to purchase all or any portion of the Unvested Securities without or before purchasing any Vested Securities and (ii) to purchase all or any portion of the Vesting Executive Securities without or before purchasing any Nonvesting Executive Securities. If the Repurchasing Companies elect to purchase Nonvesting Executive Securities, the Repurchasing Companies shall purchase a proportionate amount of each class and type of Nonvesting Executive Securities. The purchase price for each of the Unvested Securities shall be the lesser of (i) its Fair Market Value and (b) its Original Cost. The purchase price for each Vested Security shall be its Fair Market Value.

          (b) In the event Executive's employment is terminated by Holding LLC and its Subsidiaries without Cause or by Executive with Good Reason, the Companies and any of their respective Subsidiaries may elect to purchase all or any portion of the Unvested Securities by delivering a Repurchase Notice to Executive not later than 90 days after the date of such termination. The purchase price for each of the Unvested Securities shall be the lesser of (i) its Fair Market Value, and (ii) its Original Cost.

          (c) The Repurchase Notice shall set forth the Unvested Securities to be acquired from each holder of Executive Securities, the aggregate consideration to be paid for such securities and the time and place for the closing of the transaction. The number of Executive Securities of any class or type to be repurchased by the Repurchasing Companies shall first be satisfied to the extent possible from the Executive Securities held by Executive at the time of delivery of the Repurchase Notice. If the number of Executive Securities of any class or type then held by Executive is less than the total number of Executive Securities of such class or type the Repurchasing Companies have elected to purchase, the Repurchasing Companies shall purchase the remaining amount elected to be purchased from the other holder(s) of Executive Securities under this Agreement, pro rata according to the amount of Executive Securities of such class or type held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as close as practicable to the nearest whole share or unit).

          (d) The closing of the purchase of the Executive Securities pursuant to the Repurchase Option shall take place on the date designated by the Repurchasing Companies in the

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Repurchase Notice, which date shall not be more than 90 days nor less than five days after the delivery of such notice. The Repurchasing Companies shall pay the purchase price for the Executive Securities to be purchased pursuant to the Repurchase Option by (i) offsetting all or any portion of the amounts, if any, then owing under the Executive Notes under any other bona fide debts owed by Executive to any of the Companies, (ii) delivery of a check or wire transfer of funds, (iii) if any of the Companies is restricted at such time from paying cash to repurchase equity securities, delivery of a subordinated note or notes of BrightView and/or Holding LLC payable in three equal annual installments beginning on the first anniversary of the closing of such purchase and bearing interest (payable quarterly) at a rate per annum equal to the "applicable federal rate" (as defined in Treasury Regulation Section 1.1274-4(b)), or (iv) solely at the option of the Repurchasing Companies, any combination of clause
(i), clause (ii) and, subject to the conditions set forth in clause (iii), clause (iii); provided that if any Repurchasing Company is restricted from paying cash for any Executive Securities it elects to repurchase pursuant to the Repurchase Option, such Repurchasing Company will pay for such Executive Securities first by offsetting amounts then owing under the Executive Notes pursuant to clause (iii) if such Repurchasing Company is not restricted from paying for such Executive Securities in such manner under its debt and equity financing agreements. Any notes issued by the Companies pursuant to this Section 3(d) shall be subject to such subordination and other terms specified therefor in any restrictive covenants to which any of the Companies is subject at the time of such purchase. The Repurchasing Companies shall be entitled to receive customary representations and warranties from the sellers regarding such sale of Executive Securities (including representations and warranties regarding good title to such shares, free and clear of any liens or encumbrances) and to require that all sellers' signatures be guaranteed by a national bank or reputable securities broker.

          (e) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Executive Securities by any of the Companies shall be subject to applicable restrictions contained in the Delaware General Corporation Law, the Delaware Limited Liability Company Act and in the Companies and their Subsidiaries debt and equity financing agreements. If any such restrictions prohibit the repurchase of Executive Securities hereunder which the Companies are otherwise entitled to make, the time periods provided in this
Section 3 shall be suspended, and the Companies may make such repurchases as soon as they are permitted to do so under such restrictions.

          4. Restrictions on Transfer. Contemporaneously with the execution of this Agreement Executive shall enter into the Securityholders Agreement. Executive shall not sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any Executive Securities (a "Transfer"), except pursuant to the provisions of the Securityholders Agreement and unless the transferee executes a joinder agreement in form acceptable to BrightView pursuant to which such transferee agrees to be bound by the provisions of this Agreement and the Securityholders Agreement. Any Transfer or attempted Transfer of any Executive Securities in violation of any provision of this Agreement shall be void, and none of the Companies shall record such Transfer on its books or treat any purported transferee of such Executive Securities as the owner of such securities for any purpose.

          5. Additional Restrictions on Transfer.

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          (a) Each certificate which represents Executive Securities shall bear the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON SEPTEMBER 30, 1996, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN EXECUTIVE SECURITIES PURCHASE AND EMPLOYMENT AGREEMENT BETWEEN THE COMPANY AND D. CLAEYS BAHRENBURG DATED AS OF SEPTEMBER 30, 1996 AS AMENDED AND MODIFIED FROM TIME TO TIME. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

          (b) No holder of Executive Securities may sell, transfer or dispose of any Executive Securities (except pursuant to an effective registration statement under the Securities Act) without first delivering to BrightView an opinion (acceptable in form and substance to BrightView) of counsel experienced in securities laws matters that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer.

     PART II. EMPLOYMENT TERMS

          6. Employment. Operating LLC shall employ Executive, and Executive hereby accepts employment with Operating LLC, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in Section 11 hereof (the "Employment Period").

          7. Position and Duties.

          (a) During the Employment Period, Executive shall render such administrative, sales, marketing and other executive and managerial services to BrightView and its Subsidiaries as the Board or the Chairman of Holding LLC may from time to time direct. During the Employment Period, Executive (i) shall serve as the Chief Executive Officer of Operating LLC and in such capacity shall have the duties, responsibilities and authority of the Chief Executive Officer as set forth in the Operating LLC Agreement, subject to the power of the Board to expand or limit such duties, responsibilities and authority and to override actions of the Chief Executive Officer and (ii) shall serve as the President of Holding LLC and in such capacity shall have the duties, responsibilities and authority of the President as set forth in the Holding LLC Agreement, subject to the power of the Board or the Chairman of Holding LLC to expand or limit such duties, responsibilities and authority and to override actions of the President.

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          (b) Executive, in his capacity as President of Holding LLC and in his capacity as Chief Executive Officer of Operating LLC, shall report to the Chairman of Holding LLC and the Board. Executive shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of Holding LLC, Operating LLC and the Subsidiaries of Operating LLC. Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

          8. Base Amount and Benefits.

          (a) During the Employment Period, Operating LLC shall pay to Executive a base salary at the rate of $400,000 per annum and shall pay compensation to White Wave Media at the rate of $100,000 per annum (such amounts collectively, the "Base Amount"). On each anniversary of the date of this Agreement during the Employment Period, the Base Amount shall be increased by the percentage increase in the Consumer Price Index, if any, from the beginning to the end of the immediately preceding calendar year. The Base Amount shall be paid by Operating LLC and shall be payable in regular installments in accordance with Operating LLC's general payroll practices and shall be subject to customary withholding. In addition, during the Employment Period, Operating LLC will maintain a term life insurance policy (the "Term Life Insurance Policy") on the life of Executive in an amount equal to $1,500,000 for the benefit of a Person or Persons designated by Executive and shall be entitled to participate in all of the employee benefit programs for which senior executive employees of Operating LLC are generally eligible. Executive shall be entitled to four weeks of paid vacation each year, which if not taken may not be carried forward to any subsequent year.

          (b) Operating LLC shall reimburse Executive for reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Companies' written policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the requirements with respect to reporting and documentation of such expenses which have been established by the Board.

          9. Bonus.

          (a) General. In addition to the Base Amount, Executive shall have the opportunity to accrue a bonus (with respect to each Bonus Year, the "Annual Bonus Accrual") for each Fiscal Year set forth on Schedule A attached hereto which ends during the Employment Period (each such Fiscal Year, a "Bonus Year") in an amount (excluding interest accruing as contemplated in this Section 9(a)) up to the Maximum Annual Bonus Accrual. Such Annual Bonuses shall accrue as provided in Section 9(b), but shall be payable only as provided in Sections 9(c) and 9(d), and in such event shall be payable only by Operating LLC. The amount of the Annual Bonus Accrual with respect to each Bonus Year shall accrue interest, commencing on the date on which the audited, consolidated financial statements for BrightView and Holding LLC with respect to such Bonus Year are released and until such amount is paid, at a rate equal to the lesser of (i) the Weighted Average Rate, or (ii) the highest rate permitted by applicable law. The "Maximum Annual Bonus Accrual" for 1997 shall be $250,000 and for each subsequent Fiscal Year during the Employment Period shall

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be increased from the Maximum Bonus Accrual for the preceding Fiscal Year by the percentage increase in the Consumer Price Index, if any, from the beginning to the end of the immediately preceding calendar year.

          (b) Determination of Annual Bonus. Executive's Annual Bonus Accrual for each Bonus Year shall be calculated as follows and, subject only to Section 11(b) below, shall accrue until termination of the Employment Period for any reason:

          (i) if EBITDA for such Bonus Year is equal to or greater than the "Target EBITDA" set forth opposite such Fiscal Year on Schedule A, Executive's Annual Bonus Accrual for such Bonus Year shall equal the Maximum Annual Bonus Accrual for such Bonus Year;

          (ii) if EBITDA for such Bonus Year is equal to the "Threshold EBITDA" set forth opposite such Bonus Year on Schedule A, Executive's Annual Bonus Accrual for such Bonus Year shall equal to 50.0% of the Maximum Annual Bonus Accrual for such Bonus Year (the "Threshold Bonus Accrual");

          (iii) if EBITDA for such Bonus Year is greater than the "Threshold EBITDA" set forth opposite such Bonus Year on Schedule A and less than the "Target EBITDA" set forth opposite such Fiscal Year on Schedule A, Executive's Annual Bonus Accrual for such Bonus Year shall equal the sum of
     (A) the Threshold Bonus Accrual plus (B) the Threshold Bonus Accrual for such Bonus Year multiplied by a fraction, (x) the numerator of which is EBITDA for such Bonus Year minus the Threshold EBITDA for such Bonus Year, and (y) the denominator of which is the Target EBITDA for such Fiscal Year minus the Threshold EBITDA for such Bonus Year; and

          (iv) if EBITDA for such Bonus Year is less than the "Threshold EBITDA" set forth opposite such Fiscal Year on Schedule A, Executive's Annual Bonus Accrual for such Bonus Year shall be zero;

provided that, notwithstanding anything to the contrary set forth in this Agreement, Executive's Annual Bonus Accrual for a Bonus Year shall equal zero if Operating LLC breaches any financial or other performance covenant included in a financing agreement with respect to any of the Companies (including, without limitation, the Senior Credit Agreement and the Subordinated Credit Agreement) during such Fiscal Year.

          (c) Payment of Bonus Accrual Prior to Payout Event. Notwithstanding any other provision of this Agreement, prior to a Payout Event (as defined below) Operating LLC shall not be obligated to pay any Annual Bonus Accrual, except to the extent that the aggregate of all Annual Bonus Accruals which have accrued pursuant to Section 9(b) and have not been paid (the "Deferred Bonus Accrual") exceeds the Maximum Deferred Bonus Accrual (as defined below). If the amount of any Annual Bonus Accrual with respect to a Bonus Year, plus the Deferred Bonus Accrual calculated immediately prior to such Annual Bonus Accrual, exceeds the Maximum Deferred Bonus Accrual, the Operating Company shall pay to Executive, within 30 days following the release of

                                      -9-
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audited, consolidated financial statements for BrightView and Holding LLC with respect to such Bonus Year, the amount by which the Deferred Bonus Accrual as of the end of such Bonus Year exceeds the Maximum Deferred Bonus Accrual. "Maximum Deferred Bonus Accrual" means, as of any date, Executive's aggregate unpaid obligations under the Executive Notes as of such date (including interest accrued through such date).

          (d) Payment of Deferred Bonus Accrual Upon Payout Event. On the earlier to occur of a Sale of the Company and December 31, 2001 (the "Payout Event") the Deferred Bonus Accrual shall be payable by Operating LLC if and only if (i) Executive has been continuously employed by Operating LLC as its Chief Executive Officer through such date or (ii) the Employment Period was terminated by Operating LLC prior to such date without Cause or by Executive for Good Reason (in which event the Deferred Bonus Accrual shall be calculated in accordance with Section 11 (b)).

          10. Board Membership. With respect to all regular elections of directors during the Employment Period, BrightView shall nominate Executive to serve as a member of the Board. Upon the termination of the Employment Period, Executive shall resign as a director of BrightView and its Subsidiaries, as the case may be.

          11. Term.

          (a) The Employment Period shall begin on the date of this Agreement and end on the first to occur of (i) December 31, 2001, (ii) Executive's resignation, death or permanent disability or incapacity (as determined by the Board in its good faith judgment) and (iii) termination of Executive's employment by Operating LLC at any time for Cause or without Cause.

          (b) If the Employment Period is terminated by Operating LLC without Cause or by Executive for Good Reason (the date of any such termination constituting the "Termination Date"), Executive shall be entitled (i) (A) to continue to receive his Base Amount, (B) to continue to accrue an Annual Bonus Accrual (if any) in accordance with the terms and limitations of Section 9 and
(C) to receive continuing health and welfare benefits at the levels in effect on the Termination Date (provided that the Companies' obligation to continue such health and welfare benefits shall cease at such time as Executive secures other employment) from the Termination Date to the first anniversary of the Termination Date as if he were still employed by the Operating LLC during such period and (ii) to receive payment of the Deferred Bonus Accrual (if any) if payable in accordance with Section 9 hereof to the first anniversary of the Termination Date as if he were still employed by the Operating LLC to such date; provided that Executive shall not be entitled to any rights under this Section 11(b) if he breaches any of the provisions of Sections 12, 13 or 14.

          (c) Except as provided in paragraph (b) above, if the Employment Period is terminated for any reason or on account of any event prior to December 31, 2001, Executive shall be entitled to receive Base Amount through the Termination Date but not payment of any Deferred Bonus Accrual.

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          (d) All of Executive's rights (if any) to receive benefits and to accrue and receive bonuses hereunder shall cease upon the Termination Date except for Executive's right to accrue and receive bonus payments and to receive continuing insurance coverage pursuant to paragraph (b) above. The Companies may offset any amounts Executive owes them or their Subsidiaries (pursuant to the Executive Notes or otherwise) against any amounts it owes Executive pursuant to this Section 11.

          (e) In the event the Employment Period is terminated for any reason other than the death of Executive, Executive shall be entitled to continue the Term Life Insurance Policy by making payments of premium and any other payment required thereunder and Operating LLC shall use all reasonable efforts (other than making any payments) to transfer to Executive ownership of such Term Life Insurance Policy.

          12. Confidential Information. Executive acknowledges that the information, observations and data now or hereafter obtained by him while employed by the Companies or their predecessors or their respective Subsidiaries concerning the business or affairs of the Companies or any Subsidiary ("Confidential Information") are the property of the Companies or such Subsidiary. Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for his own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions. Executive shall deliver to the Companies at the termination of the Employment Period, or at any other time the Companies may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof in any media whatsoever) relating to the Confidential Information, Work Product (as defined below) or the business of the Companies or any Subsidiary which he may then possess or have under his control.

          13. Inventions and Patents. Executive acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which relate to the Companies or any of their Subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are now or hereafter conceived, developed or made by Executive while employed by the Companies or their predecessors or their respective Subsidiaries ("Work Product") belong to BrightView or such Subsidiary. Executive shall promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

          14. Non-Compete, Non-Solicitation.

          (a) In further consideration of the compensation to be paid to Executive hereunder, Executive acknowledges that in the course of his employment with the Companies and their Subsidiaries he shall become familiar with the trade secrets of the Companies and their Subsidiaries and with other Confidential Information concerning the Companies and their Subsidiaries and that his services shall be of special, unique and extraordinary value to the

Companies and their Subsidiaries. Therefore, Executive agrees that, during the Employment Period and for one year thereafter (the "Noncompete Period"), he shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with any of the businesses of BrightView or its Subsidiaries, as such businesses exist or are in process on the date of the termination of Executive's employment, within any geographical area in which the Companies or their Subsidiaries engage or plan to engage in such businesses. Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

          (b) During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any person employed by any of the Companies or any Subsidiary during the two years immediately preceding the Termination Date (each such person, a "Recent Employee," and collectively, the "Recent Employees") to leave the employ of the Companies or such Subsidiary, or in any way interfere with the relationship between the Companies or any Subsidiary and any Recent Employee (other than in the course of discharging his duties hereunder (including, without limitation, terminating the employment of a Recent Employee) while employed by Operating
LLC) or (ii) except in the course of discharging his duties hereunder while employed by Operating LLC, induce or attempt to induce any customer, supplier, licensee, licensor, lender, franchisee or other business relation of or to the Companies or their Subsidiary to cease doing business with any of the Companies or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Companies or any of its Subsidiaries (including, without limitation, making any disparaging statements or communications about the Companies or their Subsidiaries).

          15. Enforcement. If, at the time of enforcement of Section 12, 13 or 14 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reason able under such circumstances shall be substituted for the stated period, scope or area. Because Executive's services are unique and because Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Companies or their successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific perform ance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Executive of
Section 14, the Noncompete Period shall be tolled until such breach or violation has been duly cured. Executive agrees that the restrictions contained in Section 14 are reasonable.

          16. Executive's Representations. Executive hereby represents and warrants to the Companies that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Companies, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

          17. Definitions.

          "Acquisition" means consummation of the transactions contemplated by the Asset Purchase Agreement, dated as of August 15, 1996, between BrightView and Petersen Publishing Corporation, a California corporation, to occur at the "Closing" described therein.

          "Board" means the board of directors of BrightView. Actions taken or approvals given by the Board hereunder may be on behalf of BrightView acting as managing member of Holding LLC, either in its capacity as such or as managing member of the Operating LLC.

          "Cause" means (i) the commission of a felony or a crime involving moral turpitude, (ii) the commission of any other act or omission involving dishonesty, disloyalty or fraud (A) with respect to any of the Companies and their respective Subsidiaries or any of their employees, customers or suppliers, or (B) adversely affecting the reputation or standing of any of the Companies or their respective Subsidiaries, (iii) substantial and repeated failure to perform duties as reasonably directed by the Board or by the Chairman of Holding LLC,
(iv) gross negligence or willful misconduct with respect to the Companies and their Subsidiaries, (v) any other material breach of this Agreement or any company policy established by the Board, which breach, if curable, is not cured within 15 days after written notice thereof to Executive, or (vi) if EBITDA in any Fiscal Year is less than the "Minimum EBITDA" set forth for such Fiscal Year on Schedule A hereto.

          "Consumer Price Index" means the Consumer Price Index for All Urban Consumers, U.S. City Average, for all items, or if the government ceases to publish such index, such index which in the Board's good faith judgment is most similar to such index.

          "EBITDA" means, with respect to any Fiscal Year, the consolidated net income of BrightView, Holding LLC and its Subsidiaries for such Fiscal Year plus, to the extent deducted in determining such net income, interest expense, provisions for taxes, depreciation and amortization, net of the bonuses contemplated hereby and under similar arrangements (whether paid in cash or otherwise payable) and before extraordinary gains and losses, calculated in accordance with generally accepted accounting principles and determined by the Board from the audited consolidated annual financial statements of BrightView and Holding LLC for such Fiscal Year.

          "Fiscal Year" means the calendar year/fiscal year of Holding LLC.

          "Executive Securities" shall continue to be Executive Securities in the hands of any holder other than Executive (except for the Companies and the Investors and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Executive Securities shall succeed to all rights and obligations attributable to Executive as a holder of

Executive Securities hereunder. Executive Securities shall also include any equity securities issued by any of the Companies with respect to Executive Securities by way of a stock split, stock dividend, other recapitalization or similar transaction. Notwithstanding the foregoing, all of the Unvested Securities shall remain Executive Securities after any Transfer thereof, even if such Transfer is approved in accordance with the Securityholders Agreement.

          "Fair Market Value" of each share or unit of any class or type of Executive Securities means the average of the closing prices of the sales of any such securities on all securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day, and with respect to any share or unit of any class or type of Executive Security which is not, as of the date of determination, listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value thereof shall be the fair value of such shares or units or such class or type of Executive Securities determined in good faith by the Board.

          "Good Reason" means the occurrence, without Executive's consent, of any of the following: (i) unless corrected within 30 days written notice by Executive to the Board of Executive's objection thereto, the assignment to the Executive of any significant duties materially inconsistent with the Executive's status as a senior executive officer of Operating LLC or a substantial diminution in the nature or status of the Executive's responsibilities; (ii) a reduction by Operating LLC in the Executive's Annual Base Amount as in effect on the date hereof, except for across-the-board salary reductions similarly affecting all senior executives of Operating LLC; or (ii) the Board requires Executive to relocate from New York (it being understood that Executive may be required to spend up to approximately 50% of business days during the Employment Period in Operating LLC's Los Angeles office and additional time in Operating LLC's other offices throughout the U.S.).

          "Investor" has the meaning given such term in the preamble.

          "Original Cost" means, with respect to each share of Common Stock purchased pursuant to the Securities Purchase Agreement or hereunder, $500.00; with respect to each Class A Common Unit purchased pursuant to the Securities Purchase Agreement or hereunder, $4.50; and, with respect to each Preferred Unit purchased pursuant to the Securities Purchase Agreement or hereunder, $445.50 (in each case, as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations).

          "Public Sale" means any sale pursuant to a registered public offering under the Securities Act or any sale to the public pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker.

          "Qualified IPO" means receipt by BrightView of at least $75,000,000 cash proceeds upon consummation of an underwritten sale of Common Stock by BrightView pursuant to a registration statement filed under the Securities Act, provided that the sum of (a) the product of the net price per share of such offering multiplied by the aggregate number of shares of Common Stock issued to Investors at the closing of the Acquisition (as adjusted for stock splits, combinations of shares and other recapitalizations), plus (b) the aggregate amount of all cash paid as distributions or dividends on the equity securities of Holding LLC which were issued to the Investors at the closing of the Acquisition, plus (c) the fair market value of such Holding LLC equity securities, and of any other property received by the Investors at any time in respect of such securities in connection with any Sale of the Company prior thereto, in each case as determined by the Board, equals or exceeds $330,000,000.

          "Sale of the Company" means a sale of all the assets or equity securities of one of the Companies to an unaffiliated third-party.

          "Securities Act" means the Securities Act of 1933, as amended from time to time.

          "Securityholders Agreement" means the Securityholders Agreement, dated as of the date hereof, by and among the Companies, Executive and the other Investors, as such agreement may be amended, restated, supplemented or modified from time to time hereafter.

          "Senior Credit Agreement" means the Credit Agreement, dated as of the date hereof, among Operating LLC, First Union National Bank of North Carolina, as Administrative Agent (as defined in such Agreement) and Syndication Agent (as defined in such Agreement), CIBC, Inc., as Documentation Agent (as defined in such Agreement) and certain banks and other financial institutions, as amended, modified, supplemented or restated, and including any agreement pursuant to which indebtedness thereunder is refinanced, as in effect from time to time.

          "Subsidiary" of a Person means any entity of which such Person (i) owns equity securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries or
(ii) serves as a general partner or managing member or otherwise has the power and authority to direct the day to day management of such entity. For purposes of this Agreement, Holding LLC is deemed to be as Subsidiary of BrightView.

          "Weighted Average Rate" means the weighted average cost of borrowing by Operating LLC as in effect from time to time, as determined in good faith by the Board.

          18. Survival. The provisions of this Agreement shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.

          19. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

          To any of the Companies:

               c/o Willis Stein & Partners, L.P.
               227 West Monroe Street, Suite 4300
               Chicago, IL  60606
               Attention:  Avy H. Stein
                           Daniel H. Blumenthal

          With a copy to:

               Kirkland & Ellis
               200 E. Randolph Drive
               Chicago, IL  60601
               Attention:  John A. Weissenbach, Esq.


          To Executive:

               D. Claeys Bahrenburg
               Chief Executive Officer
               Petersen Publishing Company, L.L.C.
               437 Madison Avenue
               New York, NY  10022

          With a copy to:

               Fulbright & Jaworski
               666 Fifth Avenue
               New York, New York  10103
               Attention:  Alan Aronson

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when personally delivered, five days after deposit in the U.S. mail, or the business day next following deposit with such an overnight courier service in such a manner, with instructions for next-day delivery.

          20. General Provisions.

          (a) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          (b) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          (c) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

          (d) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          (e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Companies, the Investors and their respective successors and assigns (including subsequent holders of Executive Securities); provided that the rights and obligations of Executive under this Agreement shall not be assignable except in connection with a transfer of Executive Securities in accordance with this Agreement and the Securityholders Agreement.

          (f) Choice of Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York shall control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction's choice of law or conflict of law analysis, the

          (g) Remedies. Each of the parties to this Agreement (including the Investors) shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

          (h) Arbitration. Each of the parties hereto agrees that in the event of any dispute arising between or among the parties arising out of or relating to this Agreement or its breach, such dispute shall be settled by arbitration to be conducted in the Borough of Manhattan, New York, New York in accordance with the Commercial Arbitration Rules (except as modified below) of the American Arbitration Association and with the Expedited Procedures thereof (collectively, the "Rules"). Each of the parties hereto agrees that such arbitration shall be conducted by a single arbitrator selected in accordance with the Rules; provided that such arbitrator shall be a retired judge who is experienced in deciding cases concerning the matter which is the subject of the dispute. Each of the parties agrees that in any such arbitration that pre-arbitration discovery shall be limited to the greatest extent provided by the Rules, that the award shall be made in writing no more than 30 days following the end of the proceeding, that the arbitration shall not be conducted as a class action, that the arbitration award shall not include factual findings or conclusions of law, and that no punitive damages shall be awarded. Any award rendered by the arbitrator shall be final and binding and judgment may be entered on it in any court of competent jurisdiction. Each of the parties hereto agrees to treat as confidential the results of any arbitration (including, without limitation, any findings of fact and/or law made by the arbitrator) and not to disclose such results to any unauthorized person. The prevailing party (as determined by the arbitrator) shall in addition be awarded by the arbitrator such party's own attorneys' fees and expenses in connection with such proceeding. The non-prevailing party (as determined by the arbitrator) shall pay the fees and expenses of the arbitration.

          (i) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of BrightView and Executive.

          (j) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the State of Illinois, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

                                   *   *   *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.



                                    --------------------------------------
                                    D. Claeys Bahrenburg


                                    BRIGHTVIEW COMMUNICATIONS GROUP, INC.


                                    By:
                                         ---------------------------------
                                    Its:
                                         ---------------------------------


                                    PETERSEN HOLDINGS, L.L.C.

                                    By BrightView Communications Group, Inc.
                                    Its Managing Member


                                    By:
                                        -----------------------------------
                                    Its:
                                        -----------------------------------

                                    PETERSEN PUBLISHING
                                    COMPANY, L.L.C.

                                    By Petersen Holdings, L.L.C.
                                    Its Managing Member

                                    By BrightView Communications Group, Inc.
                                    Its Managing Member


                                    By:
                                        ----------------------------------

                                    Its:
                                        ----------------------------------

                                                                      SCHEDULE A
                                                                      ----------

                           All amounts in $millions

-------------------------------------------------------
FISCAL YEAR    TARGET EBITDA  THRESHOLD  MINIMUM EBITDA
                               EBITDA
-------------------------------------------------------
  1997             55           50            42.5
-------------------------------------------------------
  1998             70           60             55
-------------------------------------------------------
  1999             82           67             60
-------------------------------------------------------
  2000             93           75             65
-------------------------------------------------------
  2001            100           80             70
-------------------------------------------------------

Each of the amounts set forth in the above chart will be adjusted by the Board, in its good faith judgment, in connection with acquisitions or divestitures (whether by merger, purchase or sale of assets or otherwise) consummated by any of the Companies at any time after the Closing. Such amounts, as so adjusted by the Board, will be deemed to be the amount set forth on the above chart for all purposes of the Agreement to which this Schedule A is attached.

               [Provision for Community Property Jurisdictions]

                                    CONSENT
                                    -------

          The undersigned spouse of Executive hereby acknowledges that I have read the foregoing Executive Securities Purchase and Employment Agreement and that I understand its contents. I am aware that the Agreement provides for the repurchase of my spouse's Executive Securities under certain circumstances and imposes other restrictions on the transfer of such Executive Securities. I agree that my spouse's interest in the Executive Securities is subject to this Agreement and any interest I may have in such Executive Securities shall be irrevocably bound by this Agreement and further that the my community property interest, if any, shall be similarly bound by this Agreement.

          I am aware that the legal, financial and other matters contained in this Agreement are complex and I am free to seek advice with respect thereto from independent counsel. I have either sought such advice or determined after carefully reviewing this Agreement that I will waive such right.



Date: September 30, 1996



                             Name of Executive: D. Claeys Bahrenburg


                             Name of Spouse:
                                            ----------------------------------

                             Signature of Spouse:
                                                 -----------------------------


Name of Witness:
                --------------------------------

Signature of Witness:
                     ---------------------------

                                                                         ANNEX A

                                PROMISSORY NOTE
                                ---------------

$________________                                             September 30, 1996

          For value received, D. Claeys Bahrenburg ("Executive") promises to pay to the order of _______________, a _______________ corporation [limited liability company] (the "Company"), at its offices in _____________________, or such other place as designated in writing by the holder hereof, the aggregate principal sum of $____________ together with interest earned thereon when due. The principal amount of the Note and all interest accrued thereon shall be due and payable on March 1, 1997. This Note was issued pursuant to and is subject to the terms of the Executive Securities Purchase and Employment Agreement (the "Executive Agreement"), dated as of September 30, 1996, between the Company and Executive. Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Executive Agreement

          Interest shall accrue on the outstanding principal amount of this Note at a rate equal to the lesser of (i) Weighted Average Rate, or (ii) the highest rate permitted by applicable law, and shall be payable at such time as the principal of this Note becomes due and payable. For purposes hereof, the "Weighted Average Rate" means the weighted average cost of borrowing by Petersen Publishing Company, L.L.C. as in effect from time to time, as determined in good faith by the board of directors of BrightView Communications Group, Inc.

          The amounts due under this Note are secured by a pledge of the Executive Securities, including all of Executive's membership interest in Petersen Holdings, L.L.C., and the payment of the principal amount and accrued interest under this Note is subject to certain offset rights under the Executive Agreement.

          In the event Executive fails to pay any amounts hereunder when due, Executive shall pay to the holder hereof, in addition to such amounts due, all costs of collection, including reasonable attorneys fees.

          Executive hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of Executive hereunder. The obligations of Executive hereunder may not be assigned.

          This Note shall be governed by the internal laws, not the laws of conflicts, of the State of ________________________.


                                            ------------------------------------
                                                      D. Claeys Bahrenburg

                                                                         ANNEX B

                                PROMISSORY NOTE
                                ---------------

$________________                                             September 30, 1996

          For value received, D. Claeys Bahrenburg ("Executive") promises to pay to the order of _______________, a _______________ corporation [limited liability company] (the "Company"), at its offices in _____________________, or such other place as designated in writing by the holder hereof, the aggregate principal sum of $____________ together with interest earned thereon when due. The principal amount of the Note and all interest accrued thereon shall be due and payable on the earlier to occur of (i) December 31, 2001, (ii) termination of Executive as an employee of Operating LLC, and (iii) a Sale of the Company. This Note was issued pursuant to and is subject to the terms of the Executive Securities Purchase and Employment Agreement (the "Executive Agreement"), dated as of September 30, 1996, between the Company and Executive. Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Executive Agreement

          Interest shall accrue on the outstanding principal amount of this Note at a rate equal to the lesser of (i) Weighted Average Rate, or (ii) the highest rate permitted by applicable law, and shall be payable at such time as the principal of this Note becomes due and payable. For purposes hereof, the "Weighted Average Rate" means the weighted average cost of borrowing by Petersen Publishing Company, L.L.C. as in effect from time to time, as determined in good faith by the board of directors of BrightView Communications Group, Inc.

          The amounts due under this Note are secured by a pledge of the Executive Securities, including all of Executive's membership interest in Petersen Holdings, L.L.C., and the payment of the principal amount and accrued interest under this Note is subject to certain offset rights under the Executive Agreement.

          In the event Executive fails to pay any amounts hereunder when due, Executive shall pay to the holder hereof, in addition to such amounts due, all costs of collection, including reasonable attorneys fees.

          Executive hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of Executive hereunder. The obligations of Executive hereunder may not be assigned.

          This Note shall be governed by the internal laws, not the laws of conflicts, of the State of New York.

                                               ---------------------------------
                                               D. Claeys Bahrenburg

                                                                         ANNEX C



                     EXECUTIVE SECURITIES PLEDGE AGREEMENT
                     -------------------------------------


          THIS PLEDGE AGREEMENT is made as of September 30, 1996, between D. Claeys Bahrenburg ("Pledgor"), BrightView Communications Group, Inc., a Delaware corporation (the "Company") and Petersen Holdings, L.L.C., a Delaware limited liability company ("Holdings").

          The Company, Holdings, Petersen Publishing Company, L.L.C. (the "Operating LLC") and Pledgor are parties to an Executive Securities Purchase and Employment Agreement, dated as of the date hereof, (the "Executive Securities Agreement"), and to Securities Purchase Agreement, dated as of the date hereof, pursuant to which Pledgor purchased an aggregate of 30 shares of the Company's Class A Common Stock, $.01 par value, and 8,450.808 Class A Common Units, 625 Class B Common Units, 625 Class C Common Units and 3,300 Preferred Units of Holdings (collectively, the "Pledged Securities"). The Company and Holdings have allowed Pledgor to purchase a portion of the Pledged Securities under the Executive Securities Agreement by delivery to the Company and Holdings of promissory notes (the "Notes") in the aggregate principal amount of $1,000,000. This Pledge Agreement provides the terms and conditions upon which the Notes are secured by a pledge to the Company of the Pledged Securities.

          NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Company and Holdings to accept the Notes as partial payment for the Pledged Securities, Pledgor, the Company and Holdings hereby agree as follows:

          1. Pledge. Pledgor hereby pledges to the Company and Holdings, and grants to the Company and Holdings a security interest in, the Pledged Securities as security for the prompt and complete payment when due of the unpaid principal of and interest on the Notes and full payment and performance of the obligations and liabilities of Pledgor hereunder.

          2. Delivery of Pledged Securities. Upon the execution of this Pledge Agreement, Pledgor shall deliver to the Company the certificate(s) representing the Pledged Securities, if certificated, together with duly executed forms of assignment sufficient to transfer title thereto to the Company. The Company shall hold such Pledged Securities for itself and as agent for Holdings (the Company acting in such capacities, the "Agent").

          3. Voting Rights; Cash Dividends. Notwithstanding anything to the contrary contained herein, during the term of this Pledge Agreement until such time as there exists a default in the payment of principal or interest on either of the Notes or any other default under either of the Notes or hereunder, Pledgor shall be entitled to all voting rights with respect to the Pledged Securities and shall be entitled to receive all cash dividends paid in respect of the Pledged Securities. Upon the occurrence of and during the continuance of any such default, Pledgor shall no longer be able to vote the Pledged Securities and the Agent shall retain all such cash dividends payable on the Pledged Securities as additional security hereunder.

          4. Stock Dividends; Distributions, etc. If, while this Pledge Agreement is in effect, Pledgor becomes entitled to receive or receives any securities or other property in addition to, in substitution of, or in exchange for any of the Pledged Securities (whether as a distribution in connection with any recapitalization, reorganization or reclassification, a stock dividend or otherwise), Pledgor shall accept such securities or other property on behalf of and for the benefit of the Agent as additional security for Pledgor's obligations under the Notes and shall promptly deliver such additional security to the Agent together with duly executed forms of assignment, and such additional security shall be deemed to be part of the Pledged Securities hereunder.

          5. Default. If Pledgor defaults in the payment of the principal or interest under either of the Notes when it becomes due (whether upon demand, acceleration or otherwise) or any other event of default under either of the Notes or this Pledge Agreement occurs (including the bankruptcy or insolvency of Pledgor), the Agent may exercise any and all the rights, powers and remedies of any owner of the Pledged Securities (including the right to vote the shares and receive dividends and distributions with respect to such shares) and shall have and may exercise without demand any and all the rights and remedies granted to a secured party upon default under the Uniform Commercial Code of Illinois or otherwise available to the Company under applicable law. Without limiting the foregoing, the Agent is authorized to sell, assign and deliver at its discretion, from time to time, all or any part of the Pledged Securities at any private sale or public auction, on not less than ten days written notice to Pledgor, at such price or prices and upon such terms as the Agent may deem advisable. Pledgor shall have no right to redeem the Pledged Securities after any such sale or assignment. At any such sale or auction, the Agent, the Company and/or Holdings may bid for, and become the purchaser of, the whole or any part of the Pledged Securities offered for sale. In case of any such sale, after deducting the costs, attorneys' fees and other expenses of sale and delivery, the remaining proceeds of such sale shall be applied to the principal of and accrued interest on the Notes; provided that after payment in full of the indebtedness evidenced by the Notes, the balance of the proceeds of sale then remaining shall be paid to Pledgor and Pledgor shall be entitled to the return of any of the Pledged Securities remaining in the hands of the Agent. Pledgor shall be liable for any deficiency if the remaining proceeds are insufficient to pay the indebtedness under the Notes in full, including the fees of any attorneys employed by the Agent to collect such deficiency.

          6. Costs and Attorneys' Fees. All costs and expenses (including reasonable attorneys' fees) incurred in exercising any right, power or remedy conferred by this Pledge Agreement or in the enforcement thereof, shall become part of the indebtedness secured hereunder and shall be paid by Pledgor or repaid from the proceeds of the sale of the Pledged Securities hereunder.

          7. Payment of Indebtedness and Release of Pledged Securities. Upon payment in full of the indebtedness evidenced by the Notes, the Agent shall surrender the Pledged Securities to Pledgor together with all forms of assignment.

          8. No Other Liens; No Sales or Transfers. Pledgor hereby represents and warrants that he has good and valid title to all of the Pledge Shares, free and clear of all liens, security interests and other encumbrances, and Pledgor hereby covenants that, until such time as all of the outstanding principal of and interest on each of the Notes has been repaid, Pledgor shall not (i) create, incur, assume or suffer to exist any pledge, security interest, encumbrance, lien or charge of any kind against the Pledged Securities or Pledgor's rights or a holder thereof, other than pursuant to this Agreement and the Executive Agreement, or (ii) sell or otherwise transfer any Pledged Securities or any interest therein.

          9. Further Assurances. Pledgor agrees that at any time and from time to time upon the written request of the Agent, Pledgor shall execute and deliver such further documents (including UCC financing statements) and do such further acts and things as the Agent may reasonably request in order to effect the purposes of this Pledge Agreement.

          10. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          11. No Waiver; Cumulative Remedies. Neither the Company, Holdings or the Agent shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Company and Holding, and then only to the extent therein set forth. A waiver by the Company, Holdings or the Agent of Holdings of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Company, Holdings or the Agent would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of the Company, Holdings or the Agent, any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

          12. Waivers, Amendments; Applicable Law. None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the parties hereto. This Agreement and all obligations of the Pledgor hereunder shall together with the rights and remedies of the Company, Holdings or the Agent hereunder, inure to the benefit of the Company, Holdings or the Agent and its respective successors and assigns. This Pledge Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the State of Illinois.

                                   *   *   *

          IN WITNESS WHEREOF, this Pledge Agreement has been executed as of the date first above written.

                                       BRIGHTVIEW COMMUNICATIONS
                                       GROUP, INC.

                                       By:_________________________________

                                       Its:________________________________


                                       PETERSEN HOLDINGS, L.L.C.

                                       By BrightView Communications Group, Inc.
                                       Its Managing Member

                                       By:_________________________________

                                       Its:________________________________



                                       ____________________________________
                                       D. Claeys Bahrenburg

                                                                         ANNEX D

                                                                October __, 1996


                      ELECTION TO INCLUDE STOCK IN GROSS
                    INCOME PURSUANT TO SECTION 83(b) OF THE
                             INTERNAL REVENUE CODE



          The undersigned purchased 20 shares of Class A Common Stock, par value $.01 per share (the "Shares"), of BrightView Communications Group, Inc., a Delaware corporation (the "Company") and an interest consisting of 8,450.708 Class A Common Units, 625 Class B Common Units, 625 Class C Common Units and 3,300 Preferred Units (the "Units" and, together with the Shares, the "Securities") in Petersen Holdings, L.L.C., a Delaware limited liability company ("Holding LLC"). Under certain circumstances, the Company has the right to repurchase the Securities at cost from the undersigned (or from the holder of the Securities, if different from the undersigned) should the undersigned cease to be employed by the Company and its subsidiaries. Hence, the Securities are subject to a substantial risk of forfeiture and are nontransferable. The undersigned desires to make an election to have the Securities taxed under the provision of Code (S)83(b) at the time he purchased the Securities.

          Therefore, pursuant to Code (S)83(b) and Treasury Regulation (S)1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Securities (described below), to report as taxable income for calendar year 1996 the excess (if any) of the Securities' fair market value on September 30, 1996 over purchase price thereof.

          The following information is supplied in accordance with Treasury Regulation (S)1.83-2(e):

          (i)  The name, address and social security number of the undersigned:

                    D. Claeys Bahrenburg
                    Address:
                    ______________________________
                    ______________________________
                    ______________________________
                    SSN:  _________________________

          2. A description of the property with respect to which the election is being made: 20 shares of the Company's Common Stock, par value $.01 per share, and a membership interest in Holding LLC consisting of 8,450.708 Class A Common Units, 625 Class B Common Units, 625 Class C Common Units and 3,300 Preferred Units, entitling the undersigned to an interest in Holding LLC's capital and an interest in Holding LLC's profits.

          3. The date on which the property was transferred: September 30, 1996. The taxable year for which such election is made: calendar 1996.

          4. The restrictions to which the property is subject: If during the first five years after the purchase of the Securities the undersigned ceases to be employed by Petersen Publishing Company, L.L.C. ("Operating LLC") or any of its subsidiaries, the unvested portion of the Securities shall be subject to repurchase by the Company at the lower of fair market value or original cost. The Securities shall become vested ratably, on a daily basis, over the five year period commencing upon issuance as long as Executive remains employed by Operating L.L.C., or any of its subsidiaries and shall be deemed to be unvested to the extent not vested as of termination of such employment; provided that all Securities shall become Vested Securities if Executive remains employed by Operating LLC or any of its Subsidiaries through the time of certain public offerings of the Company's Common Stock or certain sales of the Company, Holdings LLC or Operating LLC.

          5. The fair market value on September 30, 1996 of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $1,500,000.

          6.   The amount paid for such property:  $1,500,000.

          A copy of this election has been furnished to the Secretary of the Company and Holding LLC pursuant to Treasury Regulations (S)1.83-2(e)(7).



Dated:  _________________        ______________________________
                                       D. Claeys Bahrenburg

                                      -2-